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                                 Exhibit 10(s)

   Fifth Amendment dated as of January 29, 1996 between Registrant and Bank.
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                                FIFTH AMENDMENT
                                ---------------

  This Fifth Amendment (this "Amendment") is executed in Cleveland, Ohio on January 29, 1996, by and between REALTY REFUND TRUST ("Borrower") and NATIONAL CITY BANK ("National City").

                             PRELIMINARY STATEMENTS

  A. Borrower and National City entered into a Credit Agreement dated as of July 18, 1990, wherein National City established a contingent revolving credit facility for Borrower in a principal amount not to exceed Thirty Million Dollars ($30,000,000), which Credit Agreement was amended pursuant to the Amendment and Waiver dated as of July 7, 1992, the Second Amendment dated as of March 16, 1993, the Third Amendment dated as of July 28, 1994, and the Fourth Amendment dated as of July 27, 1995, respectively (the Credit Agreement, as amended, the "Agreement").

  B. Borrower and National City wish to further amend the Agreement on the terms and conditions set forth hereinafter.

                                   AGREEMENT

  For valuable consideration as hereinafter granted each to the other and intending to be legally bound hereby, the parties acknowledge the preliminary statements and amend the terms, conditions, and provisions of the Agreement as follows:

  1. Effective as of the date hereof, the amount of the "subject commitment" (as defined in the Agreement) shall be reduced to Eight Million Five Hundred Thousand Dollars ($8,500,000).

  2. Subsection 2B.06 (captioned "AMOUNT") is hereby rewritten in its entirety to read as follows:

  2B.06 AMOUNT -- No subject loan shall be made if, after giving effect thereto, the aggregate unpaid principal balance of the subject loans would exceed the lesser of the amount of the subject commitment then in effect or the borrowing base then in effect; provided, however, that the proceeds of any subject loans made on or after the date hereof may be used, with the prior approval of Bank, only to purchase eligible investments or to make capital and tenant improvements, except for subject loans up to a maximum amount outstanding at any time of Two Hundred Fifty Thousand Dollars, which may be used without obtaining the prior approval of Bank.

  3. Subsection 3D.06 of the Agreement (captioned "WORTH") is hereby amended its entirety to read as follows:
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  3D.06 WORTH -- Borrower shall not suffer or permit its net worth at any time to be less that Twelve Million Dollars ($12,000,000).

  This provision shall be tested as of the end of each quarter of each of Borrower's fiscal years; provided, however, that this provision shall not be deemed to have been satisfied until Bank has received Borrower's quarterly or annual report described in subsection 3A.01 for the end of the quarter in question which establishes that this provision has been satisfied.

  IN WITNESS WHEREOF, Borrower and National City have executed this Amendment at the time and place first above mentioned.

Address:                                REALTY REFUND TRUST
                                             James H. Berick
1385 Eaton Center                       By:___________________________
1111 Superior Avenue                           James H. Berick
Cleveland, Ohio 44114                   Name: ________________________
                                                President
                                        Title: _______________________

Address:                                NATIONAL CITY BANK
1900 East Ninth Street                      John R. Franzen
Attn: Real Estate Industries Division   By:___________________________
Cleveland, Ohio 44114-3484                     John R. Franzen
                                        Name: ________________________
                                                Vice President
                                        Title: _______________________


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